EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (the "Agreement"), made as of this 13th day of October 2004, is entered into by Nestor, Inc. a Delaware corporation (the "Company"), and Nigel P. Hebborn (the "Employee").

          The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, the parties agree as follows:

          1. TERM OF EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the date hereof (the "Commencement Date") and ending on December 31, 2007 (such period, the "Initial Employment Period" and as it may be extended, the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4. On December 31, 2007, if not previously terminated, this Agreement shall automatically renew and the Employment Period be extended until December 31, 2009 unless the Company shall elect not to so extend the Employment Period and shall have given written notice to the Employee of such election on or before October 1, 2007.

          2. TITLE; CAPACITY. The Employee shall serve as Chief Operating Officer or in such other position as the Company's Board of Directors (the "Board") or its Chief Executive Officer may determine from time to time. The Employee shall be based at the Company's headquarters in Rhode Island or at such place or places in the continental United States as the Board and the Employee shall mutually determine. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to the Employee by, the Board or the Chief Executive Officer of the Company.

          The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or the Chief Executive Officer shall from time to time reasonably assign to the Employee. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

          3. COMPENSATION AND BENEFITS.

             3.1 SALARY. The Company shall pay the Employee, in periodic installments in accordance with the Company's customary payroll practices, an annual base salary $200,000. Such salary shall be subject to increase but not decrease thereafter as determined by the Board and shall be reviewed at least annually by the Board..

             3.2 BONUS. At or near the start of each calendar year during the Employment Term, the Compensation Committee shall set performance targets for the Employee for such calendar year. The Company shall pay to the Employee an annual performance-based bonus of an amount from $0 to an amount not exceeding the Employee's base salary for such calendar depending on the achievement of such pre-determined targets. For the period from the date hereof until December 31, 2004, the Compensation Committee, in its sole discretion, may award the Employee a bonus, notwithstanding the absence of pre-determined performance targets.

          3.3 Equity Incentive.
              ----------------

          (a) The Company shall, upon the execution hereof, grant to the Employee an option to purchase 300,000 shares of the common stock of the Company ("Common Stock"). To the extent permitted by the Internal Revenue Code, said options shall be incentive stock options. Said options shall be granted at the fair market value and expire on the eighth anniversary of their grant. Said options shall vest as follows:

             Number of Shares                Vesting Date
             ----------------                ------------
                 60,000                   December 31, 2004
                120,000                   December 31, 2005
                120,000                   December 31, 2006


Such grants shall provide that after a change in control of the Company (as defined in Schedule A hereto), all restrictions on the exercise thereof shall lift and such options shall vest upon (a) the termination by the Company of the Employee's employment, unless such termination is for Cause (as defined in Section 4.2) or (b) the resignation of Employee for Good Reason (as defined in
Section 4.3).

          (b) The Company shall, upon the execution hereof, grant to the Employee an additional option to purchase 300,000 shares of Common Stock. To the extent permitted by the Internal Revenue Code, said options shall be incentive stock options. Said options shall be granted at the fair market value and expire on the tenth anniversary of their grant. Said options shall vest on the earlier of the eighth anniversary hereof or as follows:

       Number of Shares                      Vesting Date
       ----------------                      ------------
               60,000 The first date on which Share Price equals or exceeds 117.5% of Share Price on the date herof

              120,000 The first date on which Share Price equals or exceeds 138.0625% of Share Price on the date hereof

              120,000 The first date on which Share Price equals or exceeds 162.2234375% of Share Price on the date hereof

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


"Share Price" as used in the foregoing table shall mean, with respect to a date, the average of the last reported per share sale price of Common Stock on its principal trading market on the ten trading days preceding such date (as adjusted for any event requiring an adjustment in such option pursuant to
Section 7(a) of the Company's 2004 Stock Incentive Plan). Such grants shall provide that after a change in control of the Company (as defined in Schedule A hereto), all restrictions on the exercise thereof shall lift and such options shall vest upon (a) the termination by the Company of the Employee's employment, unless such termination is for Cause (as defined in Section 4.2) or (b) the resignation of Employee for Good Reason (as defined in Section 4.3).

             3.4 FRINGE BENEFITS. The Employee shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate.

             3.5 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with policies and procedures, and subject to limitations, adopted by the Company from time to time.

             3.6 WITHHOLDING. All salary, bonus and other compensation payable to the Employee shall be subject to applicable withholding taxes.

          4. TERMINATION OF EMPLOYMENT PERIOD. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

             4.1 Expiration of the Employment Period;

             4.2 At the election of the Company, for Cause (as defined below), immediately upon written notice by the Company to the Employee, which notice shall identify the Cause upon which the termination is based. For the purposes of this Section 4.2, "Cause" shall mean (a) a good faith finding by the Company that (i) the Employee has failed in any material respect to perform his reasonably assigned duties for the Company and has failed to remedy such failure within 10 days following written notice from the Company to the Employee notifying him of such failure, or (ii) the Employee has engaged in dishonesty, gross negligence or misconduct with respect to the Company, or (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony;

             4.3 At the election of the Employee, for Good Reason (as defined below), immediately upon written notice by the Employee to the Company, which notice shall identify the Good Reason upon which the termination is based. For the purposes of this Section 4.3, "Good Reason" for termination shall mean (i) a material adverse change in the Employee's authority, duties or compensation without the prior consent of the Employee or (ii) a material breach by the

Company of the terms of this Agreement, which breach is not remedied by the Company within 10 days following written notice from the Employee to the Company notifying it of such breach.

             4.4 Upon the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement, with or without reasonable accommodation as that term is defined under state or federal law. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties;

             4.5 At the election of either party, upon not less than 30 days' prior written notice of termination.

          5. EFFECT OF TERMINATION.

             5.1 AT-WILL EMPLOYMENT. If the Employment Period expires pursuant to Section 1 hereof, then, unless the Company notifies the Employee to the contrary, the Employee shall continue his employment on an at-will basis following the expiration of the Employment Period. Such at-will employment relationship may be terminated by either party at any time and shall not be governed by the terms of this Agreement.

             5.2 PAYMENTS UPON TERMINATION.

             (a) In the event the Employee's employment is terminated pursuant to Section 4.1, Section 4.2 or by the Employee pursuant to Section 4.5, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

             (b) In the event the Employee's employment is terminated by the Employee pursuant to Section 4.3 or by the Company pursuant to Section 4.5, the Company shall continue to pay to the Employee his salary as in effect on the date of termination and, with respect to the calendar year in which such termination occurs, an amount equal to the Termination Year Bonus Amount, as hereinafter defined, and, with respect to the period from the beginning of the calendar year following the termination to the date one year after the date of termination, an amount equal to the Termination Year Bonus Amount pro-rated for such portion of a year (all payable in annualized monthly installments) and continue to provide to the Employee the other benefits owed to him under Section
3.4 (to the extent such benefits can be provided to non-employees, or to the extent such benefits cannot be provided to non-employees, then the cash equivalent thereof) until the date one year after the date of termination and for the purposes of the vesting of options to purchase common stock granted to the Employee pursuant to Section 3.3, the Employee shall be deemed to be employed by the Company until the date one year after the date of termination. The payment to the Employee of the amounts payable under this Section 5.2(b) (i) shall be contingent upon the execution by the Employee of a release in a form reasonably acceptable to the Company and (ii) shall constitute the sole remedy of the Employee in the event of a termination of the Employee's employment in the circumstances set forth in this Section 5.2(b). "Termination Year Bonus Amount" means the bonus that would have been payable to the Employee at the conclusion of the calendar year in which a termination occurs; provided that in determining the Employee's performance and achievement of such performance targets, the Company's actual results as of the date of termination shall be compared to the performance targets set by the Compensation Committee as pro-rated for that portion of the calendar year prior to the Employee's termination.

             (c) In the event the Employee's employment is terminated pursuant to Section 4.4, the Company shall continue to pay to the Employee (or his estate) his salary as in effect on the date of termination and the amount of the annual bonus paid to him for the fiscal year immediately preceding the date of termination (payable in annualized monthly installments) and, if such termination was on account of disability, continue to provide to the Employee the other benefits owed to him under Section 3.4 (to the extent such benefits can be provided to non-employees, or to the extent such benefits cannot be provided to non-employees, then the cash equivalent thereof) until the date one year after the date of termination and for the purposes of the vesting of options to purchase common stock granted to the Employee pursuant to Section 3.3, the Employee shall be deemed to be employed by the Company until the date one year after the date of termination. The amounts payable to the Employee under this Section 5.2(c) shall be reduced by the aggregate amount of all insurance proceeds paid to the Employee or his beneficiaries pursuant to insurance policies paid for by the Company.

             5.3 SURVIVAL. The provisions of Sections 5.2, 6 and 7 shall survive the termination of this Agreement.

          6. NON-COMPETITION AND NON-SOLICITATION.

             6.1 Restricted Activities. While the Employee is employed by the Company and for a period of one year after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly:

             (a) Engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that develops, manufactures, markets, licenses, sells or provides any product or service that competes with any product or service developed, manufactured, marketed, licensed, sold or provided, or planned to be developed, manufactured, marketed, licensed, sold or provided, by the Company while the Employee was employed by the Company; or

             (b) Either alone or in association with others (i) solicit, or permit any organization directly or indirectly controlled by the Employee to solicit, any employee of the Company to leave the employ of the Company, or (ii) solicit for employment or permit any organization directly or indirectly controlled by the Employee to solicit for any person who was employed by the Company at any time during the term the Employee's employment with the Company; PROVIDED, that this clause (ii) shall not apply to the solicitation, hiring or engagement of any individual whose employment with the Company has been terminated for a period of six months or longer.

             6.2 EXTENSION. If the Employee violates the provisions of Section 6.1, the Employee shall continue to be bound by the restrictions set forth in
Section 6.1 until a period of two years has expired without any violation of such provisions.

             6.3 INTERPRETATION. If any restriction set forth in Section 6.1 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

             6.4 EQUITABLE REMEDIES. The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 6 and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.

          7. Proprietary Information and Developments.

             7.1 PROPRIETARY INFORMATION.

             (a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his duties as an employee of the Company) without written approval by an officer of the Company, either during or after his employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

             (b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

             (c) The Employee agrees that his obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

             7.2 DEVELOPMENTS.

             (a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

             (b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph (b) shall not apply to Developments which do not relate to the business or research and development conducted or planned to be conducted by the Company at the time such Development is created, made, conceived or reduced to practice and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph (b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

             (c) The Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his agent and attorney-in-fact to execute any such papers on his behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

             7.3 UNITED STATES GOVERNMENT OBLIGATIONS. The Employee acknowledges that the Company from time to time may have agreements with other parties or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all appropriate action necessary to discharge the obligations of the Company under such agreements.

             7.4 EQUITABLE REMEDIES. The restrictions contained in this Section 7 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 7 is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Section 7 and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.

          8. OTHER AGREEMENTS. The Employee represents that his performance of all the terms of this Agreement and the performance of his duties as an employee of the Company do not and will not breach any agreement with any prior employer or other party to which the Employee is a party (including without limitation any nondisclosure or non-competition agreement). Any agreement to which the Employee is a party relating to nondisclosure, non-competition or non-solicitation of employees or customers is listed on Schedule A attached hereto.

          9. MISCELLANEOUS.

             9.1 NOTICES. Any notices delivered under this Agreement shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth in the introductory paragraph hereto. Either party may change the address to which notices are to be delivered by giving notice of such change to the other party in the manner set forth in this Section 9.1.

             9.2 PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

             9.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement; provided, however, that it is acknowledged and agreed by the Company and the Employee that stock option grants made by the Company to the Employee prior to the date hereof are not superseded hereby and each such grant remains in full force and effect in accordance with its terms.

             9.4 AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

             9.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island (without reference to the conflicts of laws provisions thereof). Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Rhode Island (or, if appropriate, a federal court located within Rhode Island), and the Company and the Employee each consents to the jurisdiction of such a court. The Company and the Employee each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

             9.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company's assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him. Notwithstanding the foregoing, if the Company is merged with or into a third party which is engaged in multiple lines of business, or if a third party engaged in multiple lines of business succeeds to the Company's assets or business, then for purposes of Section 6.1(a), the term "Company" shall mean and refer to the business of the Company as it existed immediately prior to such event and as it subsequently develops and not to the third party's other businesses.

             9.7 WAIVERS. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

             9.8 CAPTIONS. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

             9.9 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.



                      [Signatures appear on following page]

         THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                    NESTOR, INC.

                                    By:/s/ William B. Danzell
                                       -------------------------------------
                                       William B. Danzell
                                       President and Chief Executive Officer

                                    EMPLOYEE
                                        /s/ Nigel P. Hebborn
                                       -------------------------------------
                                       Nigel P. Hebborn

                                   SCHEDULE A

                          Change in Control Definition

A "Change in Control Event" shall mean:

     (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either
          (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition, or (D) any acquisition by Silver Star Partners I, LLC or its affiliates (each such party is referred to herein as an "Exempt Person") of any shares of capital stock of the Company; or

     (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date hereof or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; PROVIDED, HOWEVER, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

    (iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding Exempt Persons, the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

                                   SCHEDULE B

                                Prior Agreements
                                ----------------



                                      None.